Exhibit 99.5

STOCK ORDER FORM

CF

Charter Financial CORPORATION

Stock Information Center

c/o Stifel Nicolaus

18 Columbia Turnpike

Florham Park, NJ 07932

Call us toll-free,

at 1-(877)

For Internal Use Only

BATCH # ORDER # CATEGORY #

REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed, and with full payment, must be received (not postmarked) before 2:00 p.m. Eastern Time, on , 2013. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to CharterBank’s executive office, located at 1233 O.G. Skinner Drive, West Point, GA. Hand-delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to CharterBank banking offices. Please do not mail Stock Order forms to CharterBank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES

SUBSCRIPTION PRICE PER SHARE

(2) TOTAL PAYMENT DUE

X $10.00 =

$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 150,000 ($1.5 million).

See Stock Order Form Instructions for information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: Charter Financial Corporation in the amount of:

$ .00

Cash, wire transfers, and third-party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. CharterBank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the CharterBank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at CharterBank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only

CharterBank Deposit Account Number

Withdrawal Amount

$ .00

$ .00

$ .00

$ .00

Total Withdrawal Amount

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 9:

a. Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on September 30, 2011.

b. Depositors with accounts at CharterBank with aggregate balances of at least $50 at the close of business on December 31, 2012.

c. Depositors of CharterBank at the close of business on , 2013 and each borrower of CharterBank as of October 16, 2001 whose borrowing remained outstanding as of the close of business on , 2013

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d. You are a resident of Georgia, Alabama or Florida.

e. You were a Charter Financial public stockholder as of , 2013.

f. You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)

CharterBank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES Check if you are a First Charter, MHC, Charter Financial Corporation or CharterBank:

Director Officer Employee Immediate Family Member, as defined on the Stock Order Form Instructions.

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (See Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms

Number of shares ordered

Name(s) listed in Section 9 on other Stock Order Forms

Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on a stock ownership statement which will be mailed to you. It will also be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others for joint stock registration who do not have subscription rights or who qualify in a lower Subscription Offering priority category than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name

Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name

SSN/Tax ID No.

Street

Daytime Phone Number (Important)

City (Important)

State

Zip

County (Important)

Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.

FOR TRUSTEE/BROKER USE ONLY:

Individual

Joint Tenants

Tenants in Common

Uniform Transfer to Minors Act

(for reporting SSN, use minor’s)

IRA

Corporation/Partnership

Other

SSN of Beneficial Owner: - -

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) before 2:00 p.m., Eastern Time, on , 2013, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)

Date

Signature (title, if applicable)

Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” with respect to a particular person means:

(1)     a corporation or organization, other than Charter Financial Corporation, CharterBank or a majority-owned subsidiary of CharterBank of which a person is a senior officer, partner or 10% beneficial stockholder.

(2)     any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3)     any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Charter Financial Corporation or CharterBank.

Acting in concert – The term “acting in concert” means:

(1)     knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

(2)     a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person who acts in concert with another person or company will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party. Directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(11) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Charter Financial Corporation, this Stock Order Form may not be modified or canceled without Charter Financial Corporation’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 300,000 shares, in all categories of the offering combined, for any person or entity, together with associates or persons acting in concert with such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY CHARTERBANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that these securities are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Reserve Bank of Atlanta, Assistant Vice President, Chapelle Davis, at 1-(404)498-7278.

I further certify that, before purchasing the common stock of Charter Financial Corporation, I received the Prospectus dated             , 2013, and that the Prospectus I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, but are not limited to the following factors described in the “Risk Factors” section beginning on page     of the Prospectus:

Risk Factors:

1.       If, over the next two to three years, we are unable to replace the revenue we expect to derive from the interest income and continued realization of accretable discounts on our acquired loans and the FDIC receivable with new loans and other interest earning assets, our financial condition and earnings may be adversely affected.

2.       Our business may continue to be adversely affected by downturns in our national and local economies.

3.       We may incur additional losses due to downward revisions to our preliminary estimates of the value of assets acquired in our FDIC-assisted acquisitions, the expiration of the loss sharing agreements or due to higher than expected charge-offs with respect to the assets acquired, which may not be supported by our loss-sharing agreements with the FDIC.

4.       Our non-covered commercial real estate, real estate construction, and commercial business loans increase our exposure to credit risks.

5.       If the allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

6.       We could record future losses on our securities portfolio.

7.       If our problem assets increase, our earnings will decrease.

8.       Our ability to continue to receive the benefits of our loss share arrangements with the FDIC is conditioned upon our compliance with certain requirements under the agreements.

9.       We may fail to realize any benefits from, and may incur unanticipated losses related to, the assets we acquired and liabilities we assumed from Neighborhood Community Bank, McIntosh Commercial Bank and The First National Bank of Florida.

10.     Additional FDIC-assisted acquisition opportunities may not become available and competition from other bidders may make it more difficult for us to successfully bid on failed bank transactions on terms we consider acceptable.

11.     The FDIC or the Office of the Comptroller of the Currency, our primary federal regulator, could condition our ability to acquire a failed depository institution on our compliance with additional requirements.

12.     Acquisitions, including any additional FDIC-assisted acquisitions, could disrupt our business and adversely affect our operating results.

13.     Our management team’s strategies for the enhancement of stockholder value may not succeed.

14.     As a community bank, our recruitment efforts may not be sufficient enough to implement our business strategy and execute successful operations.

15.     We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

16.     Historically low interest rates may adversely affect our net interest income and profitability.

17.     Changes in interest rates could adversely affect our results of operations and financial condition.

18.     Strong competition and changing banking environment may limit growth and profitability.

19.     Financial reform legislation has, among other things, eliminated the Office of Thrift Supervision, tightened capital standards and created a new Consumer Financial Protection Bureau, and will result in new laws and regulations that are expected to increase our costs of operations.

20.     The short-term and long-term impact of the changing regulatory capital requirements and anticipated new capital rules are uncertain.

21.     Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

22.     Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

23.     We hold certain intangible assets that in the future could be classified as either partially or fully impaired, which would reduce our earnings and the book values of these assets.

24.     Any requested or required changes in how we determine the impact of loss share accounting on our financial statements could have a material or adverse effect on our reported results.

25.     Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

26.     We may be adversely affected by the soundness of other financial institutions.

27.     System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities

28.     Hurricanes or other adverse weather events would negatively affect our local economies or disrupt our operations, which would have an adverse effect on our business or results of operations.

29.     The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

30.     Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

31.     Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.

32.     Our stock-based benefit plans will increase our expenses and reduce our income.

33.     The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

34.     We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

35.     We may not pay dividends on our shares of common stock, and we may not receive regulatory approval to pay a special dividend following the completion of the conversion.

36.     Various factors may make takeover attempts more difficult to achieve.

37.     There may be a decrease in stockholders’ rights for existing stockholders of Old Charter Financial.

38.     You may not revoke your decision to subscribe for New Charter Financial common stock in the subscription or community offerings after you submit your stock order.

39.     The distribution of subscription rights could have adverse income tax consequences.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

CHARTER FINANCIAL CORPORATION

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum number of shares that may be purchased by an individual is 150,000 ($1.5 million). Also, in all categories of the offering combined, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 300,000 shares ($3.0 million). Current Charter Financial Corporation stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase and ownership limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Charter Financial Corporation. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. You will earn interest at     % per annum from the date funds are processed until the offering is completed, at which time you will be issued a check for interest earned. Please do not remit cash, a CharterBank line of credit check, wire transfers or third-party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your CharterBank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a CharterBank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a CharterBank IRA or other retirement account. For guidance on using retirement funds, whether held at CharterBank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the             , 2013 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all deposit account numbers at CharterBank that the subscriber(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all CharterBank deposit and/or applicable loan account numbers that the subscriber(s) had ownership in as of             , 2013. (The applicable loans are those that have been outstanding since October 16, 2001.) Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering,” for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are a First Charter, MHC, Charter Financial Corporation or CharterBank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification if the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify in a lower Subscription Offering purchase priority category than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA (Formerly NASD) MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

(over)

CHARTER FINANCIAL CORPORATION

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013 or a loan on October 16, 2001 which remained outstanding on             , 2013.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013 or a loan on October 16, 2001 which remained outstanding on             , 2013.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the GA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-GA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013 or a loan on October 16, 2001 which remained outstanding on             , 2013.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013 or a loan on October 16, 2001 which remained outstanding on             , 2013.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of the Stock Order Form must have had an eligible deposit account at CharterBank on September 30, 2011, December 31, 2012 or             , 2013 or a loan on October 16, 2001 which remained outstanding on             , 2013.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on             , 2013. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address indicated on the front of the Stock Order Form or by hand-delivery to CharterBank’s executive office, located at 1233 O.G. Skinner Drive, West Point, Georgia. Hand-delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to CharterBank banking offices. Please do not mail Stock Order Forms to CharterBank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877)                     , Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.

REVOCABLE PROXY	FIRST CHARTER, MHC
SPECIAL MEETING OF MEMBERS
TO BE HELD ON , 2013

The undersigned member of First Charter, MHC (the “Mutual Holding Company”) hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the “Meeting”) to be held at                     , West Point, Georgia at     :         .m., Eastern Time, on             , 2013, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled in accordance with the instructions on the reverse side of this Proxy Card.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of First Charter, MHC at said Meeting of the member’s decision to terminate this proxy, then the power of said attorneys-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CARD WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF CHARTER FINANCIAL

CORPORATION COMMON STOCK IN THE OFFERING.

IMPORTANT: PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE OR FOLLOW THE INTERNET OR TELEPHONE VOTING INSTRUCTIONS ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed on the reverse side)

▲	FOLD AND DETACH THE ABOVE PROXY CARD HERE	▲

Please Support Us.

Your Board of Directors recommends a

vote “FOR” the Proposal.

NOT VOTING IS THE EQUIVALENT OF VOTING AGAINST THE PROPOSAL.

PLEASE PROMPTLY VOTE ALL CARDS THAT YOU RECEIVED.

NONE ARE DUPLICATES.

A detachable Stock Order Form is on the facing page

CONTROL NUMBER	PROXY CARD

1.

The approval of a plan of conversion and reorganization (the “Plan”) whereby First Charter, MHC and Charter Financial Corporation will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the Proxy Statement; and

		FOR	AGAINST
		☐	☐
such other business as may properly come before the Meeting. Management is not aware of any other business to be considered.

The Board of Directors recommends a vote “FOR” the proposal.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and an attached Proxy Statement dated , 2013, prior to the execution of this Proxy Card.

VOTING FOR APPROVAL OF THE PLAN WILL ALSO INCLUDE APPROVAL OF THE EXCHANGE RATIO, THE ARTICLES OF INCORPORATION AND BYLAWS OF THE NEW HOLDING COMPANY FOR CHARTERBANK (INCLUDING THE ANTI-TAKEOVER LIMITATIONS AND STOCKHOLDER RIGHTS PROVISIONS) AND THE AMENDMENT TO CHARTERBANK’S FEDERAL STOCK CHARTER. AS A RESULT OF THE CONVERSION, MEMBERS OF FIRST CHARTER, MHC WILL NO LONGER HAVE VOTING RIGHTS UNLESS THEY BECOME STOCKHOLDERS OF CHARTERBANK’S NEW HOLDING COMPANY.

X
Signature(s)
Date: , 2013

Please sign your name exactly as it appears on this Proxy Card. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to your signature. Corporations or partnership Proxy Cards should be signed by an authorized officer.

▲	FOLD AND DETACH THE ABOVE PROXY CARD HERE	▲

Your Vote Is Important

If you received more than one Proxy Card, please vote all of them. There are no duplicate cards.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

Vote by Internet		Vote by Telephone (Toll-free)		Vote by Mail

www.myproxyvotecounts.com

Use the Internet to vote.

Have your Proxy Card in hand when you access the website. You will need to enter the 12 digit Control Number in the blue shaded box above. (Each Proxy Card has a unique Control Number.)

OR

1-(800)

Use any touch-tone telephone to vote.

Have your Proxy Card in hand when you call. You will need the 12 digit Control Number in the blue shaded box above. (Each Proxy Card has a unique Control Number.)

			OR	Mark, sign and date your Proxy Card(s) and return it/them in the enclosed Proxy Reply Envelope.

Internet and telephone voting are quick and simple ways to vote, available 24 hours a day, through 11:59 P.M., Eastern Time, on             , 2013.

A detachable Stock Order Form is on the facing page.